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                                                                 EXHIBIT 4.12

SERVICE CORPORATION INTERNATIONAL
1993 LONG-TERM INCENTIVE STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

        The purpose of the Plan is to give Service Corporation International a competitive opportunity in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

     a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

     b.  "Board" means the Board of Directors of the Company.

     c. "Cause" means (i) a material breach by an optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of the optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the optionee of a felony involving malice which conviction has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

     d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6(b) and 6(c), respectively.

     e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     f. "Commission" means the Securities and Exchange Commission or any successor agency.

     g.  "Committee" means the Committee referred to in Section 2.

     h.  "Company" means Service Corporation International, a Texas corporation.

     i. "Disability" means the inability of the optionee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the optionee or the optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     j. "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission and also qualifies as an "outside director" for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

     k.  "Eligible Person" has the meaning stated in Section 4 of the Plan.

     l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     m. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

     n. "Plan" means the Service Corporation International 1993 Long-Term Incentive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

     o. "Retirement" means retirement from active employment by the Company or any of its subsidiaries at or after age 55.

     p.  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
         Section 16(b) of the Exchange Act, as amended from time to time.

     q.  "Stock" means common stock, par value $1.00 per share, of the Company.

     r.  "Stock Option" means an option granted under Section 5.

     s. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. An

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         employee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or its subsidiaries or Affiliates on a full-time basis, notwithstanding the fact that such employee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its subsidiaries or Affiliates. A participant on a non-medical leave of absence shall, unless such leave of absence is otherwise approved by the Committee, be deemed to incur a Termination of Employment. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  ADMINISTRATION.

        The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

        The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to officers and other key employees of the Company and its subsidiaries and Affiliates.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

         (a) to select the Eligible Persons to whom Stock Options may from time to time be granted;

         (b) to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and

         (c) to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5(a)) and any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate), based on such factors as the Committee shall determine.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

        The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

        Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3.  STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be 4,650,000. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

        If any Stock Option terminates without being exercised, shares subject to such Stock Option shall not be available for further awards in connection with Stock Options under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.


SECTION 4.  ELIGIBILITY.

        Officers and employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company,

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its subsidiaries and Affiliates are eligible to be granted Stock Options under the Plan ("Eligible Persons").


SECTION 5.  STOCK OPTIONS.

        Any Stock Option granted under the Plan shall be in the form attached hereto as Annex A, which is incorporated herein and made a part of the Plan, with such changes as the Committee may from time to time approve which are consistent with the Plan. None of the Stock Options granted under the Plan shall be "incentive stock options" within the meaning of Section 422 of the Code. The maximum number of shares of Stock that may be subject to Stock Options granted hereunder during the term of the Plan to any individual shall be 1,550,000.

        The grant of a Stock Option shall occur on the date the Committee selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of the Committee or by consent in writing. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

                (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock on the date of grant.

                (b) Option Term. The term of each Stock Option shall be 14 years, unless earlier terminated.

                (c) Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested and only after the fourth anniversary of its date of grant.

                (d) Vesting. Each Stock Option shall have assigned to it by the Committee a target price (the "Target Price") which will be used to provide for accelerated vesting of such Stock Option as set forth in the agreement evidencing such Stock Option. Any Stock Option that remains outstanding and unvested on the thirteenth anniversary of its date of grant shall vest at such time.

                (e) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

                     The option price of Stock to be purchased upon exercise of any Option shall be paid in full (i) in cash (by certified or bank check or such other instrument as the Company may accept), (ii) in the form of unrestricted Stock already owned by the optionee for six months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised or (iii) by a combination thereof. If an optionee is subject to Section 16(b) of the Exchange Act, any election to make payment pursuant to clause (ii) of the preceding sentence shall comply with the requirements of Rule 16b-3(e).

                     Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                     No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).

                (f) Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by

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                     will or the laws of descent and distribution or pursuant
                     to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

                (g) Termination by Death, Disability or Retirement or by the Company Without Cause. If an optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by the optionee, the following provisions shall apply:

                     (1) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, and if the Target Price vesting condition provided in such Stock Option is satisfied after such termination and on or prior to such fourth anniversary, such Stock Option shall be exercisable only during the period after the fourth anniversary of the date of grant and ending on the fifth anniversary of the date of grant and shall terminate at the close of business on such fifth anniversary;

                     (2) if termination by death or Disability or by the Company without Cause occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, and if the Target Price vesting condition provided in such Stock Option is not satisfied on or prior to such fourth anniversary, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option;

                     (3) if termination by Retirement occurs on or prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall terminate immediately; and

                     (4) if termination by death, Disability or Retirement or by the Company without Cause occurs after the fourth anniversary of the date of grant of a Stock Option held by the optionee, such Stock Option shall be exercisable only during the period after the 13th anniversary of the date of grant and ending upon the expiration of such Stock Option.

                (h) Termination by the Company for Cause; Voluntary Termination. If an optionee's employment is terminated voluntarily by the optionee (other than through Retirement) or by the Company for Cause, in either case prior to the vesting of a Stock Option, such Stock Option shall terminate immediately.

                (i) Termination After Vesting. If an optionee's employment is terminated for any reason after a Stock Option has vested, the following provisions shall apply:

                     (1) if such termination occurs prior to the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the 18-month period beginning on such fourth anniversary, and shall terminate at the end of such 18-month period; and

                     (2) if such termination occurs on or after the fourth anniversary of the date of grant of such Stock Option, such Stock Option shall be exercisable during the period beginning on the date of such termination and ending on the earlier of (x) the original termination date of such Stock Option and (y) the date that is 18 months after the date of termination of employment, and shall terminate at the end of such period.

                (j) Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the 60-day period from and after such Change in Control (the "Exercise Period"), an optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised; provided, however, that if the Change in Control occurs within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to
                     Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(j) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this Section 5(j) would otherwise be eligible for such accounting treatment, the Committee shall have the authority to replace the cash payable pursuant to this

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                     Section 5(j) with Stock having a Fair Market Value equal
                     to the cash that would otherwise be payable hereunder. For purposes of this paragraph (j) only, the date of grant of any Stock Option approved by the Committee on November 10, 1993 shall be deemed to be the date on which the Plan is approved by the Company's stockholders.

                (k)  Initial Grants. The Committee granted on November
                     10, 1993 the following awards to the individuals listed below, in the share amounts and at the Target Prices and exercise prices indicated, subject to the approval of the stockholders of the Company:



OPTIONEE                           NUMBER OF SHARES         EXERCISE PRICE          TARGET PRICE
--------                           ----------------         --------------          ------------

R. L. Waltrip                         775,000                   $25.75                   $50
R. L. Waltrip                         775,000                    25.75                    60
L. W. Heiligbrodt                     475,000                    25.75                    50
L. W. Heiligbrodt                     475,000                    25.75                    60
W. B. Waltrip                         275,000                    25.75                    50
W. B. Waltrip                         275,000                    25.75                    60
S. W. Rizzo                           237,500                    25.75                    50
S. W. Rizzo                           237,500                    25.75                    60
J. W. Morrow, Jr.                     237,500                    25.75                    50
J. W. Morrow, Jr.                     237,500                    25.75                    60


        The foregoing individuals shall not be eligible to receive any additional awards under the Plan.


SECTION 6.  CHANGE IN CONTROL PROVISIONS.

                (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

                (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:


                     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors
                          (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege),
                          (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses
                          (1), (2) and (3) of subsection (iii) of this Section 6(b) are satisfied; or

                    (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by (1) a vote of at least a majority of directors then comprising the Incumbent Board, or (2) a vote of at least a majority of the directors then constituting the Executive Committee of the Board at a time when such committee comprised at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board, pursuant to clause (1) of this subparagraph (ii), shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                   (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and


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                          Outstanding Company Voting Securities immediately
                          prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                (c)  Change in Control Price. For purposes of the Plan,
                     "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.


SECTION 7.  TERM, AMENDMENT AND TERMINATION.

        The Plan will terminate on November 10, 2003. Stock Options outstanding as of November 10, 2003 shall not be affected or impaired by the termination of the Plan.

        The Committee shall have authority to amend the Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of the Code; provided that no amendment shall be made which would (i) impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3.


SECTION 8.  UNFUNDED STATUS OF PLAN.

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 9.  GENERAL PROVISIONS.

                (a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and

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                     agree with the Company in writing that such person is
                     acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                    (1) the listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Stock;

                    (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                    (3) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

               (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

               (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

               (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Stock Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the participant with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

               (e) In the case of a grant of a Stock Option to any employee of a Company subsidiary, the Company, may, if the Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

               (f) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of law.


SECTION 10.  EFFECTIVE DATE OF PLAN.

        Subject to the approval of the stockholders of the Company, the Plan shall be effective on November 10, 1993.

                                      C 7

STOCK OPTION AGREEMENT

        THIS AGREEMENT dated as of the _______ day of _______________, between Service Corporation International, a Texas corporation (the "Company"), and _______________________________ (the "Employee").


                              W I T N E S S E T H:

        The Company has adopted the Service Corporation International 1993 Long-Term Incentive Stock Option Plan (the "Plan"). The Plan is made a part hereof with the same effect as if set forth in this Agreement. All capitalized terms that are used herein and not otherwise defined shall have the meanings set forth in the Plan.

        In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:


 1.   GRANT OF OPTIONS.

        Subject to the provisions of this Agreement and to the Plan, the Company hereby grants to the Employee the right and option (the "Options") to purchase
(i) __________ shares of common stock, par value $1.00 per share ("Common Stock"), of the Company at an exercise price of $ ________ per share and a Target Price of $________ per share and (ii) _________ shares of Common Stock at an exercise price of $ ________ per share and a Target Price of $ ________ per share.


 2.   EXERCISABILITY OF OPTIONS.

        Any Option that is vested may be exercised in whole or in part at the times and in the manner set forth in the Plan; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which such Option is then exercisable if such number of shares is less than 100).


 3.   VESTING OF OPTIONS.

        Each Option granted hereunder shall vest in the circumstances set forth in the Plan or as set forth in this paragraph. During the four-year period commencing on the date of this Agreement each Option granted hereunder shall vest at such time as the Fair Market Value of the Common Stock shall have been equal to or greater than the Target Price with respect to such Option for each day in any period of 20 consecutive trading days. Any Option that has not vested at or prior to the close of business on the fourth anniversary of the date of this Agreement shall vest at the close of business on the thirteenth anniversary of the date of this Agreement if such Option has not previously terminated.


 4.   NO RIGHT TO EMPLOYMENT.

        Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliate corporations or interfere in any way with the right of the Company or any such affiliate corporation to terminate such employment at any time.


 5.   EFFECT OF CERTAIN CHANGES.

        (a) If there is any change in the number of issued shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of Options granted pursuant to this Agreement that have not been exercised or lapsed, and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of shares of Common Stock, provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

        (b) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be a Common Stock within the meaning of this Agreement and the Plan.

        (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.


 6.   PAYMENT OF TRANSFER TAXES, FEES AND OTHER EXPENSES.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of

                                      C 8
shares acquired pursuant to exercise of the Options, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.


 7.   TAXES AND WITHHOLDINGS.

        No later than the date of exercise of any Options granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options.


 8.   NOTICES.

        Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 1929 Allen Parkway, Houston, Texas 77219, Attention: General Counsel and to the Employee at the address set forth on the last page of this Agreement or at such other address as either party may hereafter designate in writing to the other.


 9.   EFFECT OF AGREEMENT.

        Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.


 10.  LAWS APPLICABLE TO CONSTRUCTION.

        The Options have been granted, executed and delivered in the State of Texas, and the interpretation, performance and enforcement of this Agreement, shall be governed by the laws of the State of Texas, as applied to contracts executed in and performed wholly within the State of Texas.


 11.  INTERPRETATION.

        In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.


 12.  HEADINGS.

        The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.


 13.  AMENDMENT.

        This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.


        IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS AGREEMENT TO BE EXECUTED ON ITS BEHALF BY A DULY AUTHORIZED OFFICER AND THE EMPLOYEE HAS HEREUNTO SET HIS HAND.

                       SERVICE CORPORATION INTERNATIONAL


 By: ___________________________________________________________________________
                               (Employee's name)

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________


________________________________________________________________________________


                                      C 9